UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2024

SAIA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-49983	48-1229851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 Johns Creek Parkway Suite 400
Johns Creek, Georgia		30097
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 232-5067

No Changes.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SAIA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (“Board”) of Saia, Inc. (the “Company”) has appointed Matthew Batteh, age 35, as the Executive Vice President and Chief Financial Officer and Secretary of the Company, effective May 13, 2024. Mr. Batteh is replacing Douglas L. Col who previously announced his retirement.

Mr. Batteh has been with Saia since 2015, most recently serving as Vice President of Finance since 2023. Prior to that, he served as Saia’s Vice President, Pricing and Analytics from 2020 to 2023 after serving in a variety of pricing and financial analysis roles. Before joining Saia, Mr. Batteh started his career at a large transportation and logistics provider in planning, pricing and financial analysis roles. He holds a Bachelor of Science degree in Finance from Auburn University and a Master of Business Administration degree from Emory University.

There is no arrangement or understanding between Mr. Batteh and any other person pursuant to which he is being appointed as Executive Vice President and Chief Financial Officer and Secretary. There are no family relationships between Mr. Batteh and any director or executive officer of the Company and there are no relationships or related person transactions between Mr. Batteh and the Company that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Batteh’s promotion, Mr. Batteh will be entitled to compensation on the following terms:

•
An annual base salary of $435,000;
•
Participation in the Company’s annual incentive plan, with the current target bonus set at 75 percent of Mr. Batteh’s base salary and a maximum incentive payment of 150 percent of Mr. Batteh’s base salary;
•
A grant of 1,364 restricted shares of the Company’s common stock, further described below;
•
Participation in the Company’s long-term equity incentive plan with a target award of 125 percent of Mr. Batteh’s base salary comprised of the same mix of awards as other executive officers of the Company (currently 50 percent of the long-term incentive opportunity is awarded as performance stock units and 50 percent is awarded as restricted stock);
•
Severance benefits as further described below, including a Severance Agreement and an Executive Severance Agreement; and
•
Participation in the employee benefit programs generally made available to the Company’s senior executives.

Restricted Stock Agreement

On May 13, 2024, the Company entered into a Restricted Stock Agreement with Mr. Batteh under the Saia, Inc. 2018 Omnibus Incentive Plan (“Restricted Stock Agreement”). The Restricted Stock Agreement provides for the award of 1,364 shares of the Company’s common stock, vesting 25 percent on each of May 13, 2027 and May 13, 2028 with the remaining 50 percent vesting on May 13, 2029. The restricted stock award will immediately vest upon a Change of Control. The restricted stock award is conditioned upon Mr. Batteh’s compliance with the non-disclosure, non-competition and employee and customer non-solicitation provisions of the Restricted Stock Agreement.

Severance Agreement

The Company’s Restricted Stock Agreement, and certain other long-term incentive awards made to Mr. Batteh through his employment with the Company, contain non-competition and employee and customer non-solicitation provisions, as well as provisions designed to protect Saia’s intellectual property. The Company has previously entered into the Severance Agreement and it generally provides for severance payments equal to base salary over the non-compete period in the event Mr. Batteh’s employment is involuntarily terminated without cause as defined in the agreement. To receive the severance payments, Mr. Batteh must sign a general release of claims against the Company and must comply with his obligations under any other agreement with the Company, including the restrictive covenants in the Restricted Stock Agreement.

Executive Severance Agreement

On May 13, 2024, the Company entered into an Executive Severance Agreement with Mr. Batteh. The Executive Severance Agreement provides that in the event of a “Change of Control” of the Company followed within two years by (i) the termination of Mr. Batteh’s employment for any reason other than death, disability, retirement or “cause” or (ii) the resignation of Mr. Batteh due to an adverse change in title, authority or duties, a transfer to a new location, a reduction in salary, or a reduction in fringe benefits or annual bonus below a level consistent with the Company’s practice prior to the Change of Control, then Mr. Batteh will (i) be paid a lump sum cash amount equal to the sum of two times his highest compensation (salary plus bonus) for any consecutive 12 month period within the previous three years; and (ii) remain eligible for coverage under applicable medical, life insurance and long-term disability plans for two years following termination.

For the purpose of the Executive Severance Agreement, a “Change of Control” will be deemed to have taken place if: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, purchases or otherwise acquires shares of the Company and as a result thereof becomes the beneficial owner of shares of the Company having 20 percent or more of the total number of votes that may be cast for election of directors of the Company; or (ii) as the result of, or in connection with any cash tender or exchange offer, merger or other business combination, or contested election, or any combination of the foregoing transactions, the directors then serving on the Board cease to constitute a majority of the Board of the Company or any successor to the Company.

The foregoing description of the Executive Severance Agreement, Severance Agreement and Restricted Stock Agreement entered into by Mr. Batteh does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Executive Severance Agreement, the Form of Severance Agreement, and the Form of Restricted Stock Agreement filed, respectively, as Exhibit 10.5.2 of Saia’s Form 10-K for the year ended December 31, 2020, Exhibit 10.4 of Saia’s Form 8-K filed February 9, 2015, and Exhibit 10.14(5) of Saia’s Form 10-K for the year ended December 31, 2023, each of which are incorporated herein by reference. A copy of the press release announcing Mr Batteh’s appointment is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release of Saia, Inc. dated May 14, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAIA, INC.

Date: May 14, 2024	/s/ Kelly W. Benton
Kelly W. Benton
Vice President and Chief Accounting Officer (Principal Accounting Officer)